1290 Avenue of the Americas, New York, NY 10104

PROPOSED INSURED TO COMPLETE

1. I,             consent to the Company issuing a life insurance policy

Name of Proposed Insured (First, Middle and Last)

on my life for the initial face amount of $            which will be owned by             .

Insert Amount Name of Owner

I am a (Male Female) born on             . My Social Security Number is             .

Date of Birth (mm/dd/yyyy)

I understand that the Owner will designate the beneficiary and I have no right to name or change a beneficiary

2. Job title:

3. Work site address

City             State            Zip Code

4. Telephone Number:             5. Email Address

6. U.S. Driver’s License #             State of Issue

7. Are you a U.S. citizen Yes No (If ‘‘No,’’ please complete ‘‘a’’ and ‘‘b’’ or ‘‘c,’’ where applicable)

a. Country of Citizenship             Date of Entry into the U.S.             (mm/dd/yyyy)

b. Residents with legal permanent status (Resident) in U.S. only

Green Card/Visa Type             Expiration Date             (mm/dd/yyyy)

c. Residents residing in the U.S. temporarily (Non-Resident) with valid Visa only

Visa #            Visa Type            Expiration Date            (mm/dd/yyyy)

Passport #             Form I-94 Expiration Date            (mm/dd/yyyy)

Complete Question 8 for all non-resident (foreign) Owners. If the Owner is not a U.S. Person (U.S. Citizen or U.S. Corporation,

Partnership or Trust established or organized under the laws of a state of the United States), then he, she or it may have to provide additional documentation, including IRS form W-8 BEN. Any foreign Owner (Individual, Trust, Corporation, Partnership, Other

Entity) must have a US bank account).

8. U.S. bank name             Account #

9. Are you, the Proposed Insured, either (1) a senior military, governmental or political official in a non-U.S. country, or (2) closely associated with or an immediate family member of such official? Yes No

If “Yes,” identify the name of the official, office held and county

UNDERWRITING QUESTIONS

10. During the previous three (3) months have you the Proposed Insured engaged in active full-time employment (at least 30 hours per week in a normal capacity and, in particular, not been hospitalized or absent from work due to illness or accident for more than five (5) consecutive working days)? Yes No

(If No, give details below.)

11. Are you, the Proposed Insured, actively at work on the date this consent form was signed? Yes No

(Select One)

AXA Equitable Life Insurance Company

MONY Life Insurance Company of America

which will sometimes hereinafter be referred to

as ‘‘the Company’’.

CONSENT TO INSURANCE

ICC12-AXA-CI

TOBACCO USE

12.	Do you currently use or have you ever used tobacco or nicotine products? Yes No

(If “Yes,” provide details in chart below)

Product Type(s) Amount and Frequency

Indicate amount and frequency of use

Indicate date last used

(mm/yyyy)

Cigarettes #            Pk(s) Single

Day Month Year

Cigars Cigarillos #            Pk(s) Single

Day Month Year

Pipe Chewing Tobacco Nicotine Patch or Gum

Other (please specify)

OTHER INSURANCE

13. Including any policies and riders with the Company checked above its affiliates and any other life insurance company will the coverage applied for replace, change, or affect any existing policy(ies) or contract(s)? Yes No

If “Yes,” please complete chart

Name of Company

Total Amount

(Face Plus

Riders)

Year

Issued

Policy/

Contract #

P-Personal

G-Group

B-Business

A-Annuity

1035

Exchange

P B

G A Yes No

P B

G A Yes No

SIGNATURES

The information provided on this form is true, correct and complete to the best of my knowledge and belief. I agree that such statements and answers shall be part of the application for insurance or request for policy change or reinstatement, as the case may be. The Company may rely on them in acting on the application or on the request for the policy change or reinstatement.

ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE/SHE IS FACILITATING A FRAUD AGAINST AN INSURER,

SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING AN INTENTIONALLY FALSE OR DECEPTIVE STATEMENT MAY BE

GUILTY OF INSURANCE FRAUD.

Signature of Proposed Insured Date (mm/dd/yyyy)

Residence Address: Number Street

City State Zip Code

ICC12-AXA-CI

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